Exhibit 10.6

THERMO FISHER SCIENTIFIC INC.

2001 EQUITY INCENTIVE PLAN

As amended and restated on November 9, 2006

1.	Purpose

The purpose of this 2001 Equity Incentive Plan (the "Plan") is to secure for Thermo Fisher Scientific Inc. (the "Company") and its Stockholders the benefits arising from capital stock ownership by employees and directors of, and consultants to, the Company and its subsidiaries or other persons who are expected to make significant contributions to the future growth and success of the Company and its subsidiaries. The Plan is intended to accomplish these goals by enabling the Company to offer such persons equity-based interests, equity-based incentives or performance-based stock incentives in the Company, or any combination thereof ("Awards").

2.	Administration

The Plan will be administered by the Board of Directors of the Company (the "Board"). The Board shall have full power to interpret and administer the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan and Awards, and full authority to select the persons to whom Awards will be granted ("Participants"), determine the type and amount of Awards to be granted to Participants (including any combination of Awards), determine the terms and conditions of Awards granted under the Plan (including terms and conditions relating to events of merger, consolidation, dissolution and liquidation, change of control, vesting, forfeiture, restrictions, dividends and interest, if any, on deferred amounts), waive compliance by a participant with any obligation to be performed by him or her under an Award, waive any term or condition of an Award, cancel an existing Award in whole or in part with the consent of a Participant, grant replacement Awards, accelerate the vesting or lapse of any restrictions of any Award, correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award and adopt the form of instruments evidencing Awards under the Plan and change such forms from time to time. Any interpretation by the Board of the terms and provisions of the Plan or any Award thereunder and the administration thereof, and all action taken by the Board, shall be final, binding and conclusive on all parties and any person claiming under or through any party. No Director shall be liable for any action or determination made in good faith. The Board may, to the full extent permitted by law, delegate any or all of its responsibilities under the Plan to a committee (the "Committee") appointed by the Board and consisting of members of the Board. All references in the Plan to the “Board” shall mean the Board or a Committee of the Board to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

3.	Effective Date

The Plan shall be effective as of the date first approved by the Board, subject to the approval of the Plan by the Corporation's Stockholders. Grants of Awards under the Plan made prior to such approval shall be effective when made (unless otherwise specified by the Board at the time of grant), but shall be conditioned on and subject to such approval of the Plan.

4.	Shares Subject to the Plan

Subject to adjustment as provided in Section 10.6, the total number of shares of common stock of the Company, par value $1.00 per share (“Common Stock”), reserved and available for distribution under the Plan shall be five million shares. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

If any Award of shares of Common Stock requiring exercise by the Participant for delivery of such shares expires or terminates without having been exercised in full, is forfeited or is otherwise terminated without a payment being made to the Participant in the form of Common Stock, or if any shares of Common Stock subject to restrictions are repurchased by the Company pursuant to the terms of any Award or are otherwise reacquired by the Company to satisfy obligations arising by virtue of any Award, such shares shall be available for distribution in connection with future Awards under the Plan.

5.	Eligibility

Employees and Directors of, and consultants to, the Company and its subsidiaries, or other persons who are expected to make significant contributions to the future growth and success of the Company and its subsidiaries shall be eligible to receive Awards under the Plan. The Board, or other appropriate committee or person to the extent permitted pursuant to the last sentence of Section 2, shall from time to time select from among such eligible persons those who will receive Awards under the Plan.

6.	Types of Awards

The Board may offer Awards under the Plan in any form of equity-based interest, equity-based incentive or performance-based stock incentive in Common Stock of the Company or any combination thereof. The type, terms and conditions and restrictions of an Award shall be determined by the Board at the time such Award is made to a Participant; provided however that the maximum number of shares permitted to be granted under any Award or combination of Awards to any Participant during any one calendar year may not exceed 1,500,000 shares of Common Stock. In addition, the maximum number of shares of Common Stock that may be issued pursuant to all Awards that are not stock options, including without limitation restricted stock Awards, may not exceed 500,000 shares of Common Stock in any calendar year. Further, the number of restricted stock awards or other non-option awards granted under the Plan that are not subject to a restriction on resale that lapses in equal annual installments over three years (or such longer period as the Board may specify) shall not exceed 10% of the number of shares authorized to be issued under the Plan.

An Award shall be made at the time specified by the Board and shall be subject to such conditions or restrictions as may be imposed by the Board and shall conform to the general rules applicable under the Plan as well as any special rules then applicable under federal tax laws or regulations or the federal securities laws relating to the type of Award granted.

Without limiting the foregoing, Awards may take the following forms and shall be subject to the following rules and conditions:

6.1	Options

An option is an Award that entitles the holder on exercise thereof to purchase Common Stock at a specified exercise price. Options granted under the Plan may be either incentive stock options ("incentive stock options") that meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options that are not intended to meet the requirements of Section 422 ("non-statutory options").

6.1.1    Option Price.  The price at which Common Stock may be purchased upon exercise of an option shall be determined by the Board, provided however, the exercise price shall not be less than 100% of the fair market value per share of Common Stock as of the date of grant. The Board shall not have the authority to adjust the exercise price of any outstanding stock options granted under this plan to an exercise price that is lower than the original exercise price (a “repricing”), except to the extent permitted under Section 10.6 of the Plan in connection with adjustments in the event of certain transactions.

6.1.2    Option Grants.  The granting of an option shall take place at the time specified by the Board. Options shall be evidenced by option agreements. Such agreements shall conform to the requirements of the Plan, and may contain such other provisions (including but not limited to vesting and forfeiture provisions, acceleration, change of control, protection in the event of merger, consolidations, dissolutions and liquidations) as the Board shall deem advisable. Option agreements shall expressly state whether an option grant is intended to qualify as an incentive stock option or non-statutory option.

6.1.3    Option Period.  An option will become exercisable at such time or times (which may be immediately or in such installments as the Board shall determine) and on such terms and conditions as the Board shall specify; provided however that the term of an option during which it may be exercisable may not exceed ten years. The option agreements shall specify the terms and conditions applicable in the event of an option holder's termination of employment during the option's term.

Any exercise of an option must be in accordance with the instructions described in “The Guide for Employees of Thermo Fisher Scientific Inc. Stock Option Plans,” as may be amended from time to time (the “Guide”).

6.1.4    Payment of Exercise Price.  Stock purchased on exercise of an option shall be paid for in accordance with the instructions described in the Guide.

6.1.5    Buyout Provision.  The Board may at any time offer to buy out for a payment in cash, shares of Common Stock, deferred stock or restricted stock, an option previously granted, based on such terms and conditions as the Board shall establish and communicate to the option holder at the time that such offer is made.

6.1.6    Special Rules for Incentive Stock Options.  Each provision of the Plan and each option agreement evidencing an incentive stock option shall be construed so that each incentive stock option shall be an incentive stock option as defined in Section 422 of the Code or any statutory provision that may replace such Section, and any provisions thereof that cannot be so construed shall be disregarded. Instruments evidencing incentive stock options shall contain such provisions as are required under applicable provisions of the Code. Incentive stock options may be granted only to employees of the Company and its subsidiaries. The exercise price of an incentive stock option shall not be less than 100% (110% in the case of an incentive stock option granted to a more than ten percent stockholder of the Company) of the fair market value of the Common Stock on the date of grant, as determined by the Board. An incentive stock option may not be granted after the tenth anniversary of the date on which the Plan was adopted by the Board and the latest date on which an incentive stock option may be exercised shall be the tenth anniversary (fifth anniversary, in the case of any incentive stock option granted to a more than ten percent stockholder of the Company) of the date of grant, as determined by the Board.

6.2     Restricted Stock

An Award of restricted stock entitles the recipient thereof to acquire shares of Common Stock upon payment of the purchase price subject to restrictions specified in the instrument evidencing the Award.

6.2.1  Restricted Stock Awards.  Awards of restricted stock shall be evidenced by restricted stock agreements. Such agreements shall conform to the requirements of the Plan, and may contain such other provisions (including restriction and forfeiture provisions, change of control, protection in the event of mergers, consolidations, dissolutions and liquidations) as the Board shall deem advisable.

6.2.2  Restrictions. Until the restrictions specified in a restricted stock agreement shall lapse, restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of, and upon certain conditions specified in the restricted stock agreement, must be resold to the Company for the price, if any, specified in such agreement. The restrictions shall lapse in equal annual installments over three years, unless the Board specifies a longer restriction period, provided however, that the Board may grant a restricted stock Award that does not conform to the restriction period stated herein, provided that the aggregate number of shares underlying all such non-conforming Award granted under the Plan may not exceed 10% of the number of shares authorized to be issued under the Plan. The Board may at any time accelerate the time at which the restrictions on all or any part of the shares shall lapse.

6.2.3  Rights as a Stockholder.  A Participant who acquires shares of restricted stock will have all of the rights of a stockholder of the Company with respect to such shares except as otherwise limited pursuant to the Participant’s restricted stock agreement. Unless the Board otherwise determines, certificates evidencing shares of restricted stock will remain in the possession of the Company until such shares are free of all restrictions under the Plan.

6.2.4  Purchase Price.  The purchase price of shares of restricted stock shall be determined by the Board, in its sole discretion.

6.2.5  Other Awards Settled With Restricted Stock.  The Board may provide that any or all the Common Stock delivered pursuant to an Award will be restricted stock.

6.3     Deferred Stock

6.3.1    Deferred Stock Award. A deferred stock Award entitles the recipient to receive shares of deferred stock, which is Common Stock to be delivered in the future. Delivery of the Common Stock will take place at such time or times, and on such conditions, as the Board may specify. The Board may at any time accelerate the time at which delivery of all or any part of the Common Stock will take place.

6.3.2    Other Awards Settled with Deferred Stock.  The Board may, at the time any Award described in this Section 6 is granted, provide that, at the time Common Stock would otherwise be delivered pursuant to the Award, the Participant will instead receive an instrument evidencing the right to future delivery of deferred stock.

6.4     Performance Awards

6.4.1    Performance Awards.  A performance Award entitles the recipient to receive, without payment, an amount, in cash or Common Stock or a combination thereof (such form to be determined by the Board), following the attainment of performance goals.  Performance goals may be related to personal performance, corporate performance, departmental performance or any other category of performance deemed by the Board to be important to the success of the Company. The Board will determine the performance goals, the period or periods during which performance is to be measured and all other terms and conditions applicable to the Award.

6.4.2  Other Awards Subject to Performance Conditions. The Board may, at the time any Award described in this Section 6 is granted, impose the condition (in addition to any conditions specified or authorized in this Section 6 of the Plan) that performance goals be met prior to the Participant's realization of any payment or benefit under the Award.

7.	Purchase Price and Payment

Except as otherwise provided in the Plan, the purchase price of Common Stock to be acquired pursuant to an Award shall be the price determined by the Board, provided that such price shall not be less than the par value of the Common Stock. Except as otherwise provided in the Plan, the Board may determine the method of payment of the exercise price or purchase price of an Award granted under the Plan and the form of payment. The Board may determine that all or any part of the purchase price of Common Stock pursuant to an Award has been satisfied by past services rendered by the Participant. The Board may agree at any time, upon request of the Participant, to defer the date on which any payment under an Award will be made.

8.	Intentionally Omitted

9.	Change in Control

9.1	Impact of Event

9.1.1  Awards Granted before November 9, 2006.  In the event of a “Change in Control” as defined in Section 9.2, the following provisions shall apply, unless the agreement evidencing the Award otherwise provides (by specific explicit reference to Section 9.2 below).  If a Change in Control occurs while any Awards are outstanding, then, effective upon the Change in Control, (i) each outstanding stock option or other stock-based Award awarded under the Plan that was not previously exercisable and vested shall become immediately exercisable in full and will no longer be subject to a right of repurchase by the Company, (ii) each outstanding restricted stock award or other stock-based Award subject to restrictions and to the extent not fully vested, shall be deemed to be fully vested, free of restrictions and no longer subject to a right of repurchase by the Company, and (iii) deferral limitations and conditions that relate solely to the passage of time, continued employment or affiliation will be waived and removed as to deferred stock Awards and performance Awards; performance of other conditions (other than conditions relating solely to the passage of time, continued employment or affiliation) will continue to apply unless otherwise provided in the agreement evidencing the Award or in any other agreement between the Participant and the Company or unless otherwise agreed by the Board.

9.1.2	Awards Granted on or after November 9, 2006.

(a)     Unless otherwise determined by the Board at the time of the grant or evidenced in an applicable instrument evidencing an Award or employment or other agreement, in the event that a Participant’s employment or service is terminated by the Company or any subsidiary without Cause or by the Participant for Good Reason, in each case within eighteen (18) months following a Change in Control:

(i)    any Award carrying a right to exercise that was not previously vested and exercisable shall become fully vested and exercisable and all outstanding Awards shall remain exercisable for one (1) year following such date of termination of employment or service but in no event beyond the original term of the Award and shall thereafter terminate; and

(ii)   the restrictions, deferral limitations, payment conditions, and forfeiture conditions applicable to any Award other than an Award described in (i) shall lapse and such Awards shall be deemed fully vested, and any performance conditions imposed with respect to
Awards shall be deemed to be achieved at the higher of (x) the target level for the applicable performance period or (y) the level of achievement of such performance conditions for the most recently concluded performance period.

(b)     Notwithstanding subparagraph (a) of this Section 9.1.2, upon a Change in Control, the Board shall have the discretion to:

(i)    accelerate the vesting or payment of any Award effective immediately upon the occurrence of a Change in Control; or

(ii)   convert the vesting of performance-based Awards to a time-based vesting schedule as deemed appropriate by the Board;

in each case only to the extent that such action would not cause any Award to result in deferred compensation that is subject to the additional twenty percent (20%) tax under Section 409A of the Code.

9.2	Definitions

9.2.1  “Change in Control” means an event or occurrence set forth in any one or more of subsections (a) through (d) below (including an event or occurrence that constitutes a Change in Control under one of such subsections but is specifically exempted from another such subsection):

(a)   the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership of any capital stock of Thermo Fisher Scientific Inc. (“Thermo Fisher”) if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 40% or more of either (i) the then-outstanding shares of common stock of Thermo Fisher (the “Outstanding TMO Common Stock”) or (ii) the combined voting power of the then-outstanding securities of Thermo Fisher entitled to vote generally in the election of directors (the “Outstanding TMO Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition by Thermo Fisher, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Thermo Fisher or any corporation controlled by Thermo Fisher, or (iii) any acquisition by any corporation pursuant to a transaction which complies with clauses (i) and (ii) of subsection (c) of this definition; or

(b)   such time as the Continuing Directors (as defined below) do not constitute a majority of the Board of Directors of Thermo Fisher (the “Thermo Board”) (or, if applicable, the Board of Directors of a successor corporation to Thermo Fisher), where the term “Continuing Director” means at any date a member of the Thermo Board (i) who was a member of the Thermo Board as of July 1, 1999 or (ii) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Thermo Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (ii) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Thermo Board; or

(c)   the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving Thermo Fisher or a sale or other disposition of all or substantially all of the assets of Thermo Fisher in one or a series of transactions (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding TMO Common Stock and Outstanding TMO Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns Thermo Fisher or substantially all of Thermo Fisher’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding TMO Common Stock and Outstanding TMO Voting Securities, respectively; and (ii) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by Thermo Fisher or by the Acquiring Corporation) beneficially owns, directly or indirectly, 40% or more of the then outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors; or

     (d)   approval by the stockholders of Thermo Fisher of a complete liquidation or dissolution of Thermo Fisher.

9.2.2  “Cause” shall have the meaning set forth in the Participant’s employment or other agreement with the Company or any subsidiary, provided that if the Participant is not a party to any such employment or other agreement or such employment or other agreement does not contain a definition of Cause, then Cause shall mean:

(a)   the willful and continued failure of the Participant to perform substantially the Participant’s duties with the Company or any subsidiary (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant by the employing Company or subsidiary that specifically identifies the alleged manner in which the Participant has not substantially performed the Participant’s duties; or

(b)   the willful engaging by the Participant in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company or any subsidiary.

For purposes of this definition, no act or failure to act, on the part of the Participant shall be considered “willful” unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant’s action or omission was in the best interests of the Company or any subsidiary.

9.2.3  “Good Reason” shall have the meaning set forth in the Participant’s employment or other agreement with the Company or any subsidiary, provided that if the Participant is not a party to any such employment or other agreement or such employment or other agreement does not contain a definition of Good Reason, then Good Reason shall mean, the occurrence, on or after a Change in Control and without the affected Participant’s written consent, of:

(a)   the assignment to the Participant of duties in the aggregate that are inconsistent with the Participant’s level of responsibility immediately prior to the Change in Control (including without limitation, in the case of a Participant who was, immediately prior to the Change in Control, an executive officer of the Company, such employee ceasing to be an executive officer of the Company);

(b)   a reduction by the employer in the Participant’s annual base salary, annual incentive compensation opportunity, or long term incentive compensation opportunity (including an adverse change in the performance criteria or a decrease in the target amount of annual or long term incentive compensation) from that in effect immediately prior to the Change in Control; or

(c)   the relocation of the Participant’s principal place of employment to a location more than fifty (50) miles from the Participant’s principal place of employment immediately prior to the Change in Control, provided, however, such relocation also requires a material change in the Participant’s commute.

10.	General Provisions

10.1	Documentation of Awards

Awards will be evidenced by written instruments, which may differ among Participants, prescribed by the Board from time to time.  Such instruments may be in the form of agreements to be executed by both the Participant and the Company or certificates, letters or similar instruments which need not be executed by the participant but acceptance of which will evidence agreement to the terms thereof. Such instruments shall conform to the requirements of the Plan and may contain such other provisions (including provisions relating to events of merger, consolidation, dissolution and liquidations, change of control and restrictions affecting either the agreement or the Common Stock issued thereunder), as the Board deems advisable.

10.2	Rights as a Stockholder

Except as specifically provided by the Plan or the instrument evidencing the Award, the receipt of an Award will not give a Participant rights as a stockholder of the Company with respect to any shares covered by an Award until the date of issue of a stock certificate to the participant for such shares.

10.3	Conditions on Delivery of Stock

The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove any restriction from shares previously delivered under the Plan (a) until all conditions of the Award have been satisfied or removed, (b) until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, (c) if the outstanding Common Stock is at the time listed on any stock exchange, until the shares have been listed or authorized to be listed on such exchange upon official notice of issuance, and (d) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If the sale of Common Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such act and may require that the certificates evidencing such Common Stock bear an appropriate legend restricting transfer.

If an Award is exercised by the participant's legal representative, the Company will be under no obligation to deliver Common Stock pursuant to such exercise until the Company is satisfied as to the authority of such representative.

10.4	Tax Withholding

The Company will withhold from any cash payment made pursuant to an Award an amount sufficient to satisfy all federal, state and local withholding tax requirements (the "withholding requirements").

In the case of an Award pursuant to which Common Stock may be delivered, the Board will have the right to require that the participant or other appropriate person remit to the Company an amount sufficient to satisfy the withholding requirements, or make other arrangements satisfactory to the Board with regard to such requirements, prior to the delivery of any Common Stock.  If and to the extent that such withholding is required, the Board may permit the participant or such other person to elect at such time and in such manner as the Board provides to have the Company hold back from the shares to be delivered, or to deliver to the Company, Common Stock having a value calculated to satisfy the withholding requirement.

10.5	Transferability of Awards

Except as may be authorized by the Board, in its sole discretion, no Award (other than an Award in the form of an outright transfer of cash or Common Stock not subject to any restrictions) may be transferred other than by will or the laws of descent and distribution, and during a Participant's lifetime an Award requiring exercise may be exercised only by him or her (or in the event of incapacity, the person or persons properly appointed to act on his or her behalf).  The Board may, in its discretion, determine the extent to which Awards granted to a Participant shall be transferable, and such provisions permitting or acknowledging transfer shall be set forth in the written agreement evidencing the Award executed and delivered by or on behalf of the Company and the Participant.

10.6	Adjustments in the Event of Certain Transactions

(a)   In the event of a stock dividend, stock split or combination of shares, or other distribution with respect to holders of Common Stock other than normal cash dividends, the Board will make (i) equitable adjustments to the maximum number of shares that may be delivered under the Plan under Section 4 above and the participant limit set forth in Section 6 above, and (ii) equitable adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provisions of Awards affected by such change.

(b)   In the event of any recapitalization, merger or consolidation involving the Company, any transaction in which the Company becomes a subsidiary of another entity, any sale or other disposition of all or a substantial portion of the assets of the Company or any similar transaction, as determined by the Board, the Board in its discretion may make adjustments to outstanding Awards, including, without limitation: (i) accelerate the exercisability of the Option, or (ii) adjust the terms of the Option (whether or not in a manner that complies with the requirements of Section 424(a) of the Internal Revenue Code of 1986, as amended (the “Code”)), or (iii) if there is a survivor or acquiror entity, provide for the assumption of the Option by such survivor or acquiror or an affiliate thereof or for the grant of one or more replacement options by such survivor or acquiror or an affiliate thereof, in each case on such terms (which may, but need not, comply with the requirements of Section 424(a) of the Code) as the Board may determine, or (iv) terminate the Option (provided, that if the Board terminates the Option, it shall, in connection therewith, either (A) accelerate the exercisability of the Option prior to such termination, or (B) provide for a payment to the holder of the Option of cash or other property or a combination of cash or other property in an amount reasonably determined by the Board to approximate the value of the Option assuming an exercise immediately prior to the transaction, or (C) if there is a survivor or acquiror entity, provide for the grant of one or more replacement options pursuant to clause (iii) above), or (v) provide for none of, or any combination of, the foregoing.

(c)   No fraction of a share or fractional shares shall be purchasable or deliverable pursuant to this Section 10.6.

10.7	Employment Rights

Neither the adoption of the Plan nor the grant of Awards will confer upon any person any right to continued employment with the Company or any subsidiary or interfere in any way with the right of the Company or subsidiary to terminate any employment relationship at any time or to increase or decrease the compensation of such person.  Except as specifically provided by the Board in any particular case, the loss of existing or potential profit in Awards granted under the Plan will not constitute an element of damages in the event of termination of an employment relationship even if the termination is in violation of an obligation of the Company to the employee.

Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined by the Board at the time. For purposes of this Plan, transfer of employment between the Company and its subsidiaries shall not be deemed termination of employment.

10.8	Other Employee Benefits

The value of an Award granted to a Participant who is an employee, and the amount of any compensation deemed to be received by an employee as a result of any exercise or purchase of Common Stock pursuant to an Award or sale of shares received under the Plan, will not constitute "earnings" or "compensation" with respect to which any other employee benefits of such employee are determined, including without limitation benefits under any pension, stock ownership, stock purchase, life insurance, medical, health, disability or salary continuation plan.

10.9	Legal Holidays

If any day on or before which action under the Plan must be taken falls on a Saturday, Sunday or legal holiday, such action may be taken on the next succeeding day not a Saturday, Sunday or legal holiday.

10.10	Foreign Nationals

Without amending the Plan, Awards may be granted to persons who are foreign nationals or employed outside the United States or both, on such terms and conditions different from those specified in the Plan, as may, in the judgment of the Board, be necessary or desirable to further the purpose of the Plan.

11.	Termination and Amendment

The Plan shall remain in full force and effect until terminated by the Board.  Subject to the last sentence of this Section 11, the Board may at any time or times amend the Plan or any outstanding Award for any purpose that may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of Awards; provided that, to the extent required by law or deemed necessary by the Board, any amendment that would (i) materially increase the benefits accruing to participants under the Plan, (ii) materially increase the number of shares under the Plan or (iii) materially modify the requirements for eligibility under the Plan, shall be subject to Stockholder approval. No amendment of the Plan or any agreement evidencing Awards under the Plan may adversely affect the rights of any participant under any Award previously granted without such participant's consent.